EXHIBIT 21.1
TWO HARBORS INVESTMENT CORP.
Subsidiaries of Registrant
The following are significant subsidiaries of Two Harbors Investment Corp. as of the date of this filing:

Name	State of Organization	% of Securities Owned
Agate Bay Residential Mortgage Securities LLC	Delaware	100%
Burlington Bay Residential Mortgage Securities LLC	Delaware	100%
Capitol Acquisition Corp.	Delaware	100%
Matrix Financial Services Corporation	Arizona	100%
North Shore Assets LLC	Delaware	100%
North Shore Mortgage Opportunity LLC	Delaware	100%
TH Asset Holdings LLC	Delaware	100%
TH Asset Investment Corp.	Delaware	100%
TH Commercial Holdings LLC	Delaware	100%
TH Commercial Investment Corp.	Delaware	100%
TH Commercial JPM LLC	Delaware	100%
TH Commercial Mortgage LLC	Delaware	100%
TH Commercial MS I, LLC	Delaware	100%
TH Commercial MS II, LLC	Delaware	100%
TH Insurance Holdings Company LLC	Missouri	100%
TH TRS Corp.	Delaware	100%
THCM Asset Holdings LLC	Delaware	100%
Two Harbors Asset I, LLC	Delaware	100%
Two Harbors Asset II, LLC	Delaware	100%
Two Harbors Operating Company LLC	Delaware	100%